Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

          I, Peter G. Leemputte, Chief Financial Officer of Brunswick Corporation, certify that (i) Brunswick Corporation’s report on Form 10-Q for the quarterly period ended June 28, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Brunswick Corporation’s report on Form 10-Q for the quarterly period ended June 28, 2008 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

Date:  July 29, 2008

                                                                                    /s/ PETER G. LEEMPUTTE
                                        Peter G. Leemputte
                                        Senior Vice President and Chief Financial Officer

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